UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 21, 2007
Date of Report (Date of earliest event reported)

NORD RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-26407	85-0212139
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

1 West Wetmore Road, Suite 203
Tucson, Arizona	85705
(Address of principal executive offices)	(Zip Code)

520-292-0266
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

TABLE OF CONTENTS

Item	Description
8.01	Other Events
9.01	Financial Statements and Exhibits

2.

SECTION 8 – Other Events

Item 8.01 Other Events

Nord Resources Corporation (“Nord”) has issued a news release announcing that Platinum Diversified Mining, Inc. (“Platinum”) has failed to pay the $2,000,000 termination fee demanded by Nord in connection with the termination of the Merger Agreement respecting the proposed acquisition of Nord by Platinum (the “Merger”). In its Notice of Termination dated February 15, 2007, Nord demanded payment of the termination fee no later than the close of business on Tuesday, February 20, 2007, and placed Platinum on notice that it has reserved all of its rights to pursue Platinum for damages.

As previously disclosed by Nord, the delivery of the Notice of Termination followed a request by Platinum to re-negotiate the Merger consideration. Nord is continuing to meet with its legal counsel with the view to determining what steps it should take to preserve its rights in this matter.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Exhibit
99.1	News release dated February 21, 2007*

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORD RESOURCES CORPORATION

DATE:	February 21, 2007	By:	/s/ John Perry
John Perry
Chief Financial Officer

3.